Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the sale and distribution of ordinary shares of Home Loan Servicing Solutions, Ltd. (the “Company”) by the Company pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-188246) (the “Registration Statement”), as supplemented by the preliminary prospectus supplement dated June 19, 2013 and accompanying prospectus dated April 30, 2013 (collectively, the “Prospectus”).

All of the amounts shown except amounts previously paid are estimated.

Item	Amount
Securities and Exchange Commission Registration Fee*	$50,000
FINRA Fees and Expenses**	275,000
Legal Fees and Expenses	240,000
Printing Expenses	100,000
Accounting Fees and Expenses	100,000
NASDAQ Listing Fee	60,000
Transfer Agent Fees and Expenses	6,000
Miscellaneous	15,000

Total	$846,000

*	The amount provided represents an estimate of the amount of the total registration fee for the registration of the ordinary shares being sold and distributed pursuant to the Prospectus.
**	The amount provided includes the amount of the initial FINRA filing fee of $225,500 with respect to the Registration Statement, as well as estimated additional FINRA fees and expenses allocable to the transaction contemplated by the sale and distribution of the ordinary shares pursuant to the Prospectus.